EXHIBIT 99.1

FOR RELEASE: Monday, August 27, 2007 — 5:59 a.m. EST
Contacts:
StarTek Media / Industry Analyst Contact:
Shelli Ryan, APR, 402-572-6510
Ad Hoc Communication Resources (for StarTek)
Shelli@AdHocCR.com
StarTek, Inc. Contact:
Matt Brekke, Director of Marketing 303-262-4548
mbrekke@startek.com
StarTek Investor Relations Contact:
Mary Beth Loesch, 303-262-4411
MB.Loesch@startek.com
STARTEK ANNOUNCES APPOINTMENT OF NEW CFO
David Durham — Former CIBER CFO and IT services veteran
DENVER — (August 27, 2007) — StarTek, Inc. (NYSE:SRT), a leading provider of high value business process outsourcing services to the communications industry, has appointed David G. Durham as Executive Vice President, Treasurer and Chief Financial Officer. Durham has over 20 years of financial and operational management experience and most recently, served as senior vice president and chief financial officer for CIBER, Inc. (NYSE: CBR), a $1 billion international information technology consulting company. Durham joins StarTek on September 10, 2007.
David joined CIBER in May of 1995 when the company acquired St. Louis-based Spencer & Spencer Systems, Inc., where he was CFO. With more than 20 years of experience in the IT services industry, he has served in a variety of financial and operating positions for CIBER. He has also been actively involved in CIBER’s acquisition growth strategy, participating in and leading the execution of several business combinations. Durham began his career in public accounting with St. Louis based, RubinBrown.
“We are excited to fill the last remaining position in the new StarTek management team with the addition of David Durham as CFO,” said Larry Jones, StarTek president and CEO. “His extensive financial background in leading growth companies through organic expansion as well as through mergers and acquisitions will be a valuable asset and we look forward to his contributions.”
David earned a bachelor’s degree in business administration with an emphasis in accounting from the University of Georgia. He graduated from Washington University’s John M. Olin School of Business with a master’s degree in business administration with an emphasis in finance.

In connection with Mr. Durham’s appointment as Executive Vice President, Treasurer and Chief Financial Officer, he will receive a grant of 10,000 shares of restricted stock which will be described in more detail in the company’s filings with the Securities and Exchange Commission. The restricted stock was issued pursuant to the “employee inducement” exception to New York Stock Exchange rules requiring shareholder approval of equity-based incentive plans
ABOUT STARTEK
StarTek, Inc. (NYSE: SRT) is a leading provider of high value business process outsourcing services to the communications industry. Since 1987 StarTek has partnered with its clients to solve strategic business challenges so that fast-moving businesses can improve customer retention, increase revenues and reduce costs through an improved customer experience. These robust solutions leverage industry knowledge, best business practices, highly skilled agents, proven operational excellence and flexible technology. The StarTek comprehensive service suite includes customer care, sales support, complex order processing, accounts receivable management, technical support and other industry-specific processes. Headquartered in Denver, Colorado, StarTek provides these services from 19 operational facilities in the US and Canada. For more information visit the company’s website at www.StarTek.com.
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FORWARD LOOKING STATEMENTS
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties. The following are important risks and uncertainties relating to StarTek’s business that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our revenue from our principal clients, concentration of our client base in the communications industry, consolidation in the communications industry, trend of communications companies to out-source non-core services, management turnover, dependence on and requirement to recruit qualified employees, labor costs, need to add key management personnel and specialized sales personnel, considerable pricing pressure, capacity utilization of our facilities, collection of note receivable from sale of Supply Chain Management Services platform, inability to utilize current capital loss carry-forwards, defense and outcome of pending class action lawsuit, lack of success of our clients’ products or services, risks related to our contracts, decreases in numbers of vendors used by clients or potential clients, inability to effectively manage growth, risks associated with advanced technologies, highly competitive markets, foreign exchange risks and other risks relating to conducting business in Canada, lack of a significant international presence, potentially significant influence on corporate actions by our largest stockholder, volatility of our stock price, geopolitical military conditions, interruption to our business, increasing costs of or interruptions in telephone and data services, compliance with SEC rules, fluctuations in the value of our investment securities portfolio, and variability of quarterly operating results. Readers are encouraged to review Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2006, and subsequent filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. StarTek undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.